Exhibit 99.1

XPO Logistics Announces Third Quarter 2019 Results

GREENWICH, Conn. — October 28, 2019 — XPO Logistics, Inc. (NYSE: XPO) today announced financial results for the third quarter 2019. Revenue was $4.15 billion for the quarter, compared with $4.34 billion for the same period in 2018. Net income attributable to common shareholders was $117 million for the quarter, compared with $101 million for the same period in 2018. Operating income was $229 million for the quarter, compared with $209 million for the same period in 2018. Diluted earnings per share was $1.14 for the quarter, compared with $0.74 for the same period in 2018.

Adjusted net income attributable to common shareholders, a non-GAAP financial measure, was $121 million for the third quarter 2019, unchanged from the same period a year ago. Adjusted diluted earnings per share, a non-GAAP financial measure, was $1.18 for the quarter, compared with $0.89 for the same period in 2018.

Adjusted net income attributable to common shareholders and adjusted diluted earnings per share for the third quarter 2019 exclude: $11 million, or $8 million after-tax, of restructuring costs, primarily severance; and a benefit of $4 million, or $3 million after-tax, of non-cash unrealized gains on foreign currency contracts.

Adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA"), a non-GAAP financial measure, increased to $438 million for the third quarter 2019, compared with $415 million for the same period in 2018. Adjusted EBITDA for the third quarter 2019 excludes $11 million of restructuring costs, primarily severance.

For the third quarter 2019, the company generated $278 million of cash flow from operations and $257 million of free cash flow, a non-GAAP financial measure. Reconciliations of non-GAAP financial measures used in this release are provided in the attached financial tables.

Updates 2019 Financial Targets

The company updated its full-year 2019 targets for revenue, depreciation and amortization, effective tax rate and cash taxes, and reaffirmed its targets for adjusted EBITDA, free cash flow and net capital expenditures, as follows:

•	Revenue of (2.5%) to (4.0%) year-over-year, from (1%) to 1% previously; which translates to organic revenue growth, a non-GAAP financial measure, of flat to 1.0%, from 2.5% to 4.5% previously. The update to revenue reflects the company’s expectation for continued softness in the macro environment;
•	Adjusted EBITDA in the range of $1.675 billion to $1.725 billion, or year-over-year growth of 7% to 10%, unchanged from prior guidance;
•	Free cash flow in the range of $575 million to $675 million, unchanged;
•	Net capital expenditures in the range of $400 million to $450 million, unchanged;

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•	Depreciation and amortization in the range of $745 million to $765 million, from $765 million to $785 million previously;
•	Effective tax rate in the range of 23% to 25%, from 25% to 28% previously; and
•	Cash taxes in the range of $110 million to $130 million, from $130 million to $150 million previously.

The company’s 2019 targets for free cash flow and cash taxes assume cash interest expense of $275 million to $290 million. The company continues to expect an incremental benefit to free cash flow of $125 million to $150 million from trade receivables programs in 2019.

CEO Comments

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “In the third quarter, we grew EPS by 54% and adjusted EPS by 33% year-over-year. We also delivered a solid beat on adjusted EBITDA, outpacing the macro through cost control and margin discipline. In less-than-truckload, our adjusted operating ratio was a third quarter record. We remain firmly on track to generate at least $1 billion of EBITDA from LTL in 2021.”

Jacobs continued, “Our significant investments in technology are creating tailwinds across our operations. We’re executing on 10 initiatives that represent a pool of $700 million to $1 billion of potential profit improvement over the next several years. One large opportunity is to apply our XPO Smart productivity tools to the $5 billion of annual costs related to our variable labor spend. All 10 initiatives are specific to XPO and largely independent of the operating environment. We’re very focused on the size of the prize and the meaningful potential uplift to our profitability.”

Third Quarter 2019 Results by Segment

•	Transportation: The company's transportation segment generated revenue of $2.68 billion for the third quarter 2019, compared with $2.85 billion for the same period in 2018. The reduction in segment revenue primarily reflects a decrease in freight brokerage and direct postal injection revenue from the company's largest customer, lower rates in truck brokerage and unfavorable foreign currency exchange, partially offset by growth in managed transportation.

Operating income for the transportation segment was $208 million for the third quarter 2019, compared with $196 million for the same period in 2018. Adjusted EBITDA for the segment was $333 million for the quarter, compared with $326 million for the same period in 2018.

In North American LTL, yield, excluding fuel, improved by 2.9% year-over-year for the third quarter 2019. The third quarter operating ratio for LTL was 82.3%. Adjusted operating ratio, a non-GAAP financial measure, was a third quarter record at 80.8%, a 460 basis point improvement year-over-year.

•	Logistics: The company's logistics segment generated revenue of $1.51 billion for the third quarter 2019, compared with $1.52 billion for the same period in 2018. Organic revenue growth was 2.4%, led by consumer packaged goods, food and beverage and aerospace in North America, and by e-commerce in Europe, largely offset by a reduction in business from the company's largest customer.

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Operating income was $61 million for the third quarter 2019, compared with $59 million for the same period in 2018. Adjusted EBITDA for the segment was $142 million for the quarter, compared with $128 million from the same period in 2018. The increase in adjusted EBITDA primarily reflects growth from existing customers and from new business startups in recent quarters, offset in part by a reduction in business from the company’s largest customer and unfavorable foreign currency exchange.

•	Corporate: Corporate SG&A expense was $40 million for the third quarter 2019, compared with $46 million for the same period in 2018.

Nine Months 2019 Financial Results

For the nine months ended September 30, 2019, the company reported total revenue of $12.51 billion, compared with $12.89 billion for the same period in 2018. Net income attributable to common shareholders was $282 million for the first nine months of 2019, compared with $306 million for the same period in 2018. Operating income was $619 million for the first nine months of 2019, compared with $578 million for the same period in 2018. Earnings per diluted share was $2.63 for the first nine months of 2019, compared with $2.26 for the same period in 2018.

Adjusted net income attributable to common shareholders was $312 million for the first nine months of 2019, compared with $334 million for the same period in 2018. Adjusted earnings per diluted share was $2.91 for the first nine months of 2019, compared with $2.48 for the same period in 2018. Adjusted net income attributable to common shareholders and adjusted earnings per diluted share for the first nine months of 2019 exclude: $28 million, or $20 million after-tax, of restructuring costs, primarily severance; a non-cash charge of $6 million, or $4 million after-tax, related to the impairment of customer relationship intangibles; $5 million, or $4 million after-tax, of non-cash unrealized losses on foreign currency contracts; $5 million, or $4 million after-tax, of debt extinguishment costs; and $2 million, or $2 million after-tax, of transaction, integration and rebranding costs.

Adjusted EBITDA for the first nine months of 2019 increased to $1.24 billion, compared with $1.18 billion for the same period in 2018. Adjusted EBITDA for the first nine months of 2019 excludes: $28 million of restructuring costs, primarily severance; and $2 million of transaction, integration and rebranding costs.

Conference Call

The company will hold a conference call on Tuesday, October 29, 2019, at 8:30 a.m. Eastern Time. Participants can call toll-free (from US/Canada) 1-877-269-7756; international callers dial +1-201-689-7817. A live webcast of the conference will be available on the investor relations area of the company’s website, xpo.com/investors. The conference will be archived until November 29, 2019. To access the replay by phone, call toll-free (from US/Canada) 1-877-660-6853; international callers dial +1-201-612-7415. Use participant passcode 13695126.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) is a top ten global logistics provider of cutting-edge supply chain solutions to the most successful companies in the world. The company operates as a highly integrated network of people, technology and physical assets in 30 countries, with 1,531 locations and approximately 100,000 employees. XPO uses its network to help more than 50,000 customers manage their goods most efficiently throughout their supply chains. XPO's corporate headquarters are in Greenwich, Conn., USA, and its European headquarters are in Lyon, France. xpo.com

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Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release.

XPO’s non-GAAP financial measures for the three and nine months ended September 30, 2019 used in this release include: earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted EBITDA on a consolidated basis and for our transportation and logistics segments; free cash flow; adjusted net income attributable to common shareholders and adjusted earnings per share (basic and diluted) ("adjusted EPS"); net revenue for our transportation and logistics segments and intersegment eliminations; adjusted operating income and adjusted operating ratio for our North American less-than-truckload business; and organic revenue and organic revenue growth on a consolidated basis and for our logistics business.

We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments' core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance.

Adjusted EBITDA, adjusted net income attributable to common shareholders and adjusted EPS include adjustments for transaction, integration and rebranding costs as well as adjustments for restructuring costs. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition and include transaction costs, acquisition and integration consulting fees, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Rebranding adjustments primarily relate to the rebranding of the XPO Logistics name on our truck fleet and buildings. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO's and each business segment's ongoing performance.

We believe that free cash flow is an important measure of our ability to repay maturing debt or fund other uses of capital that we believe will enhance stockholder value. We calculate free cash flow as adjusted net cash provided by operating activities, less payment for purchases of property and equipment plus proceeds from sale of property and equipment, with adjusted net cash provided by operating activities defined as net cash provided by operating activities plus cash collected on deferred purchase price receivables. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the attached tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income attributable to common shareholders and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities. We believe that net revenue improves the comparability of our operating results from period to period by removing the cost of transportation and services, in particular the cost of fuel, incurred in the reporting period as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio for our North American less-than-truckload business improve the comparability of our operating results from period to period by (i) removing the impact of certain restructuring costs and amortization expenses and, (ii) including the impact of pension income incurred in the reporting period as set out in the attached tables. We believe that organic revenue is an important measure because it excludes the following items: foreign currency exchange rate fluctuations, fuel surcharges and revenue associated with our direct postal injection service in last mile.

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With respect to our 2019 financial targets for adjusted EBITDA, free cash flow and organic revenue, as well as our 2021 target for EBITDA in our North American less-than-truckload business, each of which is a non-GAAP measure, a reconciliation of the non-GAAP measure to the corresponding GAAP measure is not available without unreasonable effort due to the variability and complexity of the reconciling items described below that we exclude from the non-GAAP target measure. The variability of these items may have a significant impact on our future GAAP financial results and, as a result, we are unable to prepare the forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP that would be required to produce such a reconciliation.

Forward-looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including our 2019 financial targets for our consolidated revenue and organic revenue, adjusted EBITDA, free cash flow, net capital expenditures, depreciation and amortization, effective tax rate, cash taxes and the free cash flow benefit from our trade receivables programs, as well as our 2021 target for EBITDA in our North American less-than-truckload business and our potential profit growth opportunity by 2022. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target," "trajectory" or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

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These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC and the following: economic conditions generally; competition and pricing pressures; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; fluctuations in currency exchange rates; fluctuations in fixed and floating interest rates; fuel price and fuel surcharge changes; issues related to our intellectual property rights; governmental regulation, including trade compliance laws; and governmental or political actions, including the United Kingdom's likely exit from the European Union. All forward-looking statements set forth in this release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this release speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

XPO Logistics, Inc.

Tavio Headley

+1-203-930-1602

tavio.headley@xpo.com

Media Contact
XPO Logistics, Inc.

Erin Kurtz

+1-203-489-1586

erin.kurtz@xpo.com

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XPO Logistics, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue	$4,154	$4,335	$12,512	$12,890
Operating expenses
Cost of transportation and services	2,068	2,249	6,272	6,748
Direct operating expense	1,401	1,431	4,224	4,213
Sales, general and administrative expense	456	446	1,397	1,351
Total operating expenses	3,925	4,126	11,893	12,312
Operating income	229	209	619	578
Other expense (income)	(11)	(18)	(41)	(67)
Foreign currency (gain) loss	(5)	3	5	5
Debt extinguishment loss	-	17	5	27
Interest expense	75	51	218	165
Income before income tax provision	170	156	432	448
Income tax provision	34	41	99	95
Net income	136	115	333	353
Net income attributable to noncontrolling interests	(6)	(6)	(21)	(22)
Net income attributable to XPO	$130	$109	$312	$331

Net income attributable to common shareholders (1) (2)	$117	$101	$282	$306

Basic earnings per share (2)	$1.27	$0.81	$2.91	$2.50
Diluted earnings per share (2)	$1.14	$0.74	$2.63	$2.26

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	92	125	97	122
Diluted weighted-average common shares outstanding	102	137	107	135

(1) Net income attributable to common shareholders reflects the following items:

Non-cash allocation of undistributed earnings	$12	$7	$28	$23
Preferred dividends	1	1	2	2

(2) The sum of quarterly net income attributable to common shareholders and earnings per share may not equal year-to-date amounts due to differences in the weighted-average number of shares outstanding during the respective periods and the impact of the two-class method of calculating earnings per share.

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XPO Logistics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except per share data)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$425	$502
Accounts receivable, net of allowances of $60 and $52, respectively	2,577	2,596
Other current assets	424	590
Total current assets	3,426	3,688

Property and equipment, net of $1,905 and $1,585 in accumulated depreciation, respectively	2,589	2,605
Operating lease assets	2,110	-
Goodwill	4,374	4,467
Identifiable intangible assets, net of $802 and $706 in accumulated amortization, respectively	1,114	1,253
Other long-term assets	303	257
Total long-term assets	10,490	8,582
Total assets	$13,916	$12,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,132	$1,258
Accrued expenses	1,417	1,480
Short-term borrowings and current maturities of long-term debt	64	367
Short-term operating lease liabilities	454	-
Other current liabilities	140	208
Total current liabilities	3,207	3,313

Long-term debt	5,121	3,902
Deferred tax liability	483	444
Employee benefit obligations	141	153
Operating lease liabilities	1,671	-
Other long-term liabilities	328	488
Total long-term liabilities	7,744	4,987

Stockholders’ equity:
Convertible perpetual preferred stock, $0.001 par value; 10 shares authorized; 0.07 of Series A shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	41	41
Common stock, $0.001 par value; 300 shares authorized; 92 and 116 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	-	-
Additional paid-in capital	2,056	3,311
Retained earnings	680	377
Accumulated other comprehensive loss	(205)	(154)
Total stockholders’ equity before noncontrolling interests	2,572	3,575
Noncontrolling interests	393	395
Total equity	2,965	3,970
Total liabilities and equity	$13,916	$12,270

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XPO Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Nine Months Ended
	September 30,
	2019	2018
Operating activities
Net income	$333	$353
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	546	528
Stock compensation expense	48	64
Accretion of debt	16	11
Deferred tax expense	26	14
Debt extinguishment loss	5	27
Unrealized loss (gain) on foreign currency option and forward contracts	5	(13)
Gains on sale of property and equipment	(73)	(3)
Other	17	7
Changes in assets and liabilities:
Accounts receivable	(190)	(262)
Other assets	(12)	(99)
Accounts payable	(153)	(4)
Accrued expenses and other liabilities	(126)	(87)
Net cash provided by operating activities	442	536
Investing activities
Payment for purchases of property and equipment	(413)	(413)
Proceeds from sale of property and equipment	192	92
Cash collected on deferred purchase price receivable	186	-
Other	-	(13)
Net cash used in investing activities	(35)	(334)
Financing activities
Proceeds from issuance of debt	1,751	896
Repurchase of debt	-	(1,225)
Proceeds from borrowings on ABL facility	1,690	925
Repayment of borrowings on ABL facility	(1,690)	(1,025)
Repayment of debt and finance leases	(850)	(85)
Payment for debt issuance costs	(28)	(6)
Proceeds from forward sale settlement	-	349
Repurchase of common stock	(1,347)	-
Change in bank overdrafts	2	18
Payment for tax withholdings for restricted shares	(11)	(49)
Dividends paid	(3)	(4)
Other	7	5
Net cash used in financing activities	(479)	(201)
Effect of exchange rates on cash, cash equivalents and restricted cash	(7)	(10)
Net decrease in cash, cash equivalents and restricted cash	(79)	(9)
Cash, cash equivalents and restricted cash, beginning of period	514	449
Cash, cash equivalents and restricted cash, end of period	$435	$440

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Transportation

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Variance	Change %	2019	2018	$ Variance	Change %
Revenue	$2,684	$2,850	$(166)	-5.8%	$8,090	$8,512	$(422)	-5.0%
Cost of transportation and services	1,889	2,055	(166)	-8.1%	5,714	6,150	(436)	-7.1%
Net revenue (1)	795	795	-	0.0%	2,376	2,362	14	0.6%
Direct operating expense	310	335	(25)	-7.5%	947	1,011	(64)	-6.3%
Sales, general and administrative expense
Salaries and benefits	156	148	8	5.4%	489	456	33	7.2%
Other sales, general and administrative expense	43	36	7	19.4%	127	119	8	6.7%
Purchased services	32	32	-	0.0%	92	101	(9)	-8.9%
Depreciation and amortization	46	48	(2)	-4.2%	142	135	7	5.2%
Total sales, general and administrative expense	277	264	13	4.9%	850	811	39	4.8%
Operating income	$208	$196	$12	6.1%	$579	$540	$39	7.2%
Other income (expense) (2)	8	10	(2)	-20.0%	24	31	(7)	-22.6%
Total depreciation and amortization	110	117	(7)	-6.0%	334	347	(13)	-3.7%
EBITDA (1)	$326	$323	$3	0.9%	$937	$918	$19	2.1%
Transaction, integration and rebranding costs	-	2	(2)	-100.0%	1	8	(7)	-87.5%
Restructuring costs	7	1	6	600.0%	21	1	20	2000.0%
Adjusted EBITDA (1) (3)	$333	$326	$7	2.1%	$959	$927	$32	3.5%

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

(2) Other income (expense) consists of pension income and is included in Other expense (income) on the Condensed Consolidated Statement of Income.

(3) For purposes of the summary financial table, adjusted EBITDA is reconciled to operating income in the Condensed Consolidated Statements of Income.

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Transportation
Key Data by Service Offering
(Unaudited)
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
North America
Freight Brokerage (1)	$633	$739	$1,876	$2,178
Less-Than-Truckload	987	981	2,925	2,890
Last Mile	219	271	655	778
Managed Transport	134	110	400	361
Total North America	1,973	2,101	5,856	6,207
Europe
Freight Brokerage and Truckload	450	457	1,393	1,408
Less-Than-Truckload	240	246	742	757
Total Europe	690	703	2,135	2,165
Global Forwarding	74	84	229	251
Eliminations	(53)	(38)	(130)	(111)
Total Revenue	$2,684	$2,850	$8,090	$8,512

Net Revenue
North America
Freight Brokerage	$114	$138	$368	$376
Less-Than-Truckload	412	393	1,183	1,158
Last Mile	74	77	214	227
Managed Transport	23	23	78	75
Total North America	623	631	1,843	1,836
Europe	154	150	486	483
Global Forwarding	18	14	47	43
Total Net Revenue (2)	$795	$795	$2,376	$2,362

Net Revenue %
North America
Freight Brokerage	18.1%	18.7%	19.6%	17.3%
Less-Than-Truckload	41.8%	40.0%	40.4%	40.0%
Last Mile	33.5%	28.2%	32.6%	29.1%
Managed Transport	17.0%	21.6%	19.4%	20.9%
Total North America	31.6%	30.0%	31.5%	29.6%
Europe	22.4%	21.4%	22.8%	22.3%
Global Forwarding	24.9%	17.2%	20.9%	17.3%
Overall Net Revenue %	29.6%	27.9%	29.4%	27.8%

Direct Operating Expense
North America
Freight Brokerage	$23	$23	$69	$69
Less-Than-Truckload	151	168	463	506
Last Mile	24	23	67	64
Managed Transport	12	16	46	54
Total North America	210	230	645	693
Europe	97	102	293	308
Global Forwarding	3	3	9	10
Total Direct Operating Expense	$310	$335	$947	$1,011

(1) Freight Brokerage revenue declined 14% year-over-year for the third quarter and the first nine months of 2019, with loss of business from the Company’s largest customer accounting for 11% and 10% of the decline in each of the two periods, respectively.

(2) See the “Non-GAAP Financial Measures” section of the Press Release.

Less-Than-Truckload revenue is before intercompany eliminations and includes revenue from the Company's trailer manufacturing business.

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XPO Logistics North American Less-Than-Truckload
Summary Data Table
(Unaudited)

	Three Months Ended September 30,
	2019	2018
Number of Working Days	63.5	63.0

Lbs. per Day (Thousands)	73,055	75,385

% Change in Lbs. per Day (1)	-3.1%	-1.5%

Shipments per Day	53,075	52,769

% Change in Shipments per Day (1)	0.6%	-5.4%

Avg. Weight per Shipment (in pounds)	1,376	1,429

% Change in Weight per Shipment (1)	-3.7%	4.2%

Gross Revenue per Shipment	$295.79	$300.76

Gross Revenue per Hundred Weight (including fuel surcharges)	$21.49	$21.05

Gross Revenue per Hundred Weight (excluding fuel surcharges)	$18.58	$18.05

% Change in Gross Revenue per Hundred Weight (1)
Including fuel surcharges	2.1%	4.6%
Excluding fuel surcharges	2.9%	1.9%

Average Length of Haul (in Miles)	817.5	805.5

Total Average Load Factor (2)	23,700	22,342

Average Age of Tractor Fleet (Years)	5.06	5.71

(1) Compared with the same quarter of the previous year.

(2) Total Average Load Factor equals freight pound miles divided by total linehaul miles.

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XPO Logistics North American Less-Than-Truckload

Adjusted Operating Ratio

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Variance	Change %	2019	2018	$ Variance	Change %
Revenue (excluding fuel surcharge revenue)	$839	$826	$13	1.6%	$2,482	$2,439	$43	1.8%
Fuel surcharge revenue	135	143	(8)	-5.6%	404	414	(10)	-2.4%
Revenue	974	969	5	0.5%	2,886	2,853	33	1.2%
Salaries, wages and employee benefits	454	442	12	2.7%	1,350	1,312	38	2.9%
Purchased transportation	97	104	(7)	-6.7%	305	300	5	1.7%
Fuel and fuel-related taxes	65	75	(10)	-13.3%	205	218	(13)	-6.0%
Other operating expenses	90	121	(31)	-25.6%	285	363	(78)	-21.5%
Depreciation and amortization	57	62	(5)	-8.1%	169	183	(14)	-7.7%
Maintenance	26	26	-	0.0%	80	77	3	3.9%
Rents and leases	12	11	1	9.1%	36	33	3	9.1%
Purchased labor	1	3	(2)	-66.7%	5	9	(4)	-44.4%
Operating income	172	125	47	37.6%	451	358	93	26.0%
Operating ratio (1)	82.3%	87.0%			84.4%	87.4%
Restructuring costs	1	-	1	100.0%	3	-	3	100.0%
Amortization expense	8	8	-	0.0%	25	25	-	0.0%
Other income (2)	6	8	(2)	-25.0%	17	22	(5)	-22.7%
Adjusted operating income (3)	$187	$141	$46	32.6%	$496	$405	$91	22.5%
Adjusted operating ratio (4) (5)	80.8%	85.4%			82.8%	85.8%

(1) Operating ratio is calculated as (1 - (Operating income divided by Revenue)).

(2) Other income primarily consists of pension income and is included in Other expense (income) on the Condensed Consolidated Statement of Income.

(3) See the “Non-GAAP Financial Measures” section of the Press Release.

(4) Adjusted operating ratio is calculated as (1 - (Adjusted operating income divided by Revenue)).

(5) Less-Than-Truckload adjusted operating ratio improved year-over-year by 460 basis points for the third quarter and 300 basis points for the first nine months of 2019, with sales of real estate accounting for 270 basis points and 200 basis points, respectively.

13

Logistics

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Variance	Change %	2019	2018	$ Variance	Change %
Revenue	$1,510	$1,517	$(7)	-0.5%	$4,530	$4,473	$57	1.3%
Cost of transportation and services	217	226	(9)	-4.0%	658	693	(35)	-5.1%
Net revenue (1)	1,293	1,291	2	0.2%	3,872	3,780	92	2.4%
Direct operating expense	1,091	1,095	(4)	-0.4%	3,278	3,202	76	2.4%
Sales, general and administrative expense
Salaries and benefits	80	67	13	19.4%	249	217	32	14.7%
Other sales, general and administrative expense	18	30	(12)	-40.0%	50	67	(17)	-25.4%
Purchased services	20	20	-	0.0%	60	61	(1)	-1.6%
Depreciation and amortization	23	20	3	15.0%	67	59	8	13.6%
Total sales, general and administrative expense	141	137	4	2.9%	426	404	22	5.4%
Operating income	$61	$59	$2	3.4%	$168	$174	$(6)	-3.4%
Other income (expense) (2)	5	8	(3)	-37.5%	17	24	(7)	-29.2%
Total depreciation and amortization	73	59	14	23.7%	201	172	29	16.9%
EBITDA (1)	$139	$126	$13	10.3%	$386	$370	$16	4.3%
Transaction, integration and rebranding costs	-	1	(1)	-100.0%	-	3	(3)	-100.0%
Restructuring costs	3	1	2	200.0%	5	1	4	400.0%
Adjusted EBITDA (1) (3)	$142	$128	$14	10.9%	$391	$374	$17	4.5%

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

(2) Other income (expense) consists of pension income and is included in Other expense (income) on the Condensed Consolidated Statement of Income.

(3) For purposes of the summary financial table, adjusted EBITDA is reconciled to operating income in the Condensed Consolidated Statements of Income.

14

Logistics

Key Data by Geography

(Unaudited)

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue
North America	$622	$597	$1,828	$1,713
Europe	888	920	2,702	2,760
Total Revenue	$1,510	$1,517	$4,530	$4,473

Net Revenue
North America	$594	$573	$1,751	$1,635
Europe	699	718	2,121	2,145
Total Net Revenue (1)	$1,293	$1,291	$3,872	$3,780

Direct Operating Expense
North America	$534	$506	$1,580	$1,456
Europe	557	589	1,698	1,746
Total Direct Operating Expense	$1,091	$1,095	$3,278	$3,202

Gross Margin
North America	$60	$67	$171	$179
Europe	142	129	423	399
Total Gross Margin	$202	$196	$594	$578

Gross Margin %
North America	9.7%	11.2%	9.4%	10.5%
Europe	16.0%	14.1%	15.6%	14.5%
Total Gross Margin %	13.4%	12.9%	13.1%	12.9%

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

15

XPO Corporate

Summary of Sales, General and Administrative Expense

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Variance	Change %	2019	2018	$ Variance	Change %
Sales, general and administrative expense
Salaries and benefits	$23	$26	$(3)	-11.5%	$75	$78	$(3)	-3.8%
Other sales, general and administrative expense	3	6	(3)	-50.0%	9	8	1	12.5%
Purchased services	11	11	-	0.0%	33	42	(9)	-21.4%
Depreciation and amortization	3	3	-	0.0%	11	8	3	37.5%
Total sales, general and administrative expense	$40	$46	$(6)	-13.0%	$128	$136	$(8)	-5.9%

16

Intersegment Eliminations

Summary Financial Table

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Variance	Change %	2019	2018	$ Variance	Change %
Revenue	$(40)	$(32)	$(8)	25.0%	$(108)	$(95)	$(13)	13.7%
Cost of transportation and services	(38)	(32)	(6)	18.8%	(100)	(95)	(5)	5.3%
Net revenue (1)	(2)	-	(2)	100.0%	(8)	-	(8)	100.0%
Direct operating expense	-	-	-	0.0%	(1)	(1)	-	0.0%
Sales, general and administrative expense
Salaries and benefits	(1)	-	(1)	100.0%	(4)	-	(4)	100.0%
Other sales, general and administrative expense	(1)	-	(1)	100.0%	(2)	(1)	(1)	100.0%
Purchased services	-	-	-	0.0%	(1)	2	(3)	-150.0%
Depreciation and amortization	-	-	-	0.0%	-	-	-	0.0%
Total sales, general and administrative expense	(2)	-	(2)	100.0%	(7)	1	(8)	-800.0%
Operating income	$-	$-	$-	-	$-	$-	$-	-

Note: Intersegment Eliminations represent intercompany activity between the Company's reportable segments that is eliminated upon consolidation. The difference between operating income component line items in the Condensed Consolidated Statements of Income and the sum of the respective line items from the Transportation and Logistics Summary Financial Tables and Corporate Summary of Sales, General and Administrative Expense above represents intercompany eliminations between our reportable segments. The table above summarizes the intersegment eliminations by line item.

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

17

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of Net Income to Adjusted EBITDA

(Unaudited)

(In millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	$ Variance	Change %	2019	2018	$ Variance	Change %
Net income attributable to common shareholders (1)	$117	$101	$16	15.8%	$282	$306	$(24)	-7.8%
Distributed and undistributed net income (1)	13	8	5	62.5%	30	25	5	20.0%
Net income attributable to noncontrolling interests	6	6	-	0.0%	21	22	(1)	-4.5%
Net income	136	115	21	18.3%	333	353	(20)	-5.7%
Debt extinguishment loss	-	17	(17)	-100.0%	5	27	(22)	-81.5%
Interest expense	75	51	24	47.1%	218	165	53	32.1%
Income tax provision	34	41	(7)	-17.1%	99	95	4	4.2%
Depreciation and amortization expense	186	180	6	3.3%	546	528	18	3.4%
Unrealized (gain) loss on foreign currency option and forward contracts	(4)	(1)	(3)	300.0%	5	(13)	18	-138.5%
EBITDA (2)	$427	$403	$24	6.0%	$1,206	$1,155	$51	4.4%
Transaction, integration and rebranding costs	-	10	(10)	-100.0%	2	25	(23)	-92.0%
Restructuring costs	11	2	9	450.0%	28	2	26	1300.0%
Adjusted EBITDA (2)	$438	$415	$23	5.5%	$1,236	$1,182	$54	4.6%

(1) The sum of quarterly net income attributable to common shareholders and distributed and undistributed net income may not equal year-to-date amounts due to the impact of the two-class method of calculating earnings per share.

(2) See the “Non-GAAP Financial Measures” section of the Press Release. Adjusted EBITDA was prepared assuming 100% ownership of XPO Logistics Europe.

18

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of GAAP Net Income and Net Income Per Share to
Adjusted Net Income and Adjusted Net Income Per Share

(Unaudited)

(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP net income attributable to common shareholders	$117	$101	$282	$306
Debt extinguishment loss	-	17	5	27
Unrealized (gain) loss on foreign currency option and forward contracts	(4)	(1)	5	(13)
Impairment of customer relationship intangibles	-	-	6	-
Transaction, integration and rebranding costs	-	10	2	25
Restructuring costs	11	2	28	2
Income tax associated with the adjustments above (1)	(2)	(5)	(12)	(9)
Impact of noncontrolling interests on above adjustments	-	(1)	(1)	(1)
Allocation of undistributed earnings	(1)	(2)	(3)	(3)
Adjusted net income attributable to common shareholders (2)	$121	$121	$312	$334

Adjusted basic earnings per share (2)	$1.31	$0.97	$3.21	$2.74
Adjusted diluted earnings per share (2)	$1.18	$0.89	$2.91	$2.48

Weighted-average common shares outstanding
Basic weighted-average common shares outstanding	92	125	97	122
Diluted weighted-average common shares outstanding	102	137	107	135

(1)	This line item reflects the aggregate tax benefit (provision) of all non-tax related adjustments reflected in the table above. The detail by line item is as follows:

Debt extinguishment loss	$-	$4	$1	$7
Unrealized (gain) loss on foreign currency option and forward contracts	(1)	-	1	(3)
Impairment of customer relationship intangibles	-	-	2	-
Transaction, integration and rebranding costs	-	-	-	4
Restructuring costs	3	1	8	1
	$2	$5	$12	$9

(2) See the “Non-GAAP Financial Measures” section of the Press Release.

19

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow

(Unaudited)

(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$278	$288	$442	$536
Cash collected on deferred purchase price receivable	49	-	186	-
Adjusted net cash provided by operating activities	327	288	628	536
Payment for purchases of property and equipment	(177)	(145)	(413)	(413)
Proceeds from sale of property and equipment	107	30	192	92
Free Cash Flow (1)	$257	$173	$407	$215

(1) See the “Non-GAAP Financial Measures” section of the Press Release.

20

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Reconciliation of GAAP Revenue to Organic Revenue

(Unaudited)

(In millions)

	Logistics		Consolidated
	Three Months Ended September 30,
	2019	2018	2019	2018
Revenue	$1,510	$1,517	$4,154	$4,335
Fuel	-	-	(428)	(452)
Direct postal injection revenue	-	-	-	(59)
Foreign exchange rates	43	-	78	-
Organic Revenue	$1,553	$1,517	$3,804	$3,824
Organic Revenue Growth (1)	2.4%		-0.5%

(1) Organic revenue growth is calculated as the relative change in year-over-year organic revenue, expressed as a percentage of 2018 organic revenue. See the “Non-GAAP Financial Measures” section of the Press Release.

21